Exhibit 99

Marine Products Corporation Announces a Correction of Previously
Announced Unaudited Financial Results for the
Fourth Quarter and 12 Months Ended December 31, 2013

ATLANTA,  February 28, 2014 – Marine Products Corporation (NYSE: MPX) today announced a correction of its previously announced unaudited financial results for the fourth quarter and year ended December 31, 2013 due to an error in accumulating and recording accounts payable.

During the course of Marine Products Corporation’s annual audit in preparation for the filing of its annual financial statements, the Company discovered this error, which impacted the Company’s accounts payable and accrued liabilities as well as cost of goods sold and other income statement data included in its prior press release for the quarter and year ended December 31, 2013.  For this reason, investors are cautioned not to rely on the unaudited financial results for these periods as disclosed in the press release issued by Marine Products Corporation and discussed in its conference call on January 29, 2014.

The Company has determined that this error only affects the reported financial results for the quarter and year ended December 31, 2013, and not any prior quarterly or annual results.  In connection with this error, the Company’s management is considering the adequacy of its internal control over financial reporting and will disclose its findings in its Form 10-K for the 12 months ended December 31, 2013.

For the quarter ended December 31, 2013, Marine Products generated net sales of $39,786,000, a 16.5 percent increase compared to $34,152,000 in the same period the prior year.  (The Company’s January 29, 2014 press release previously reported $39,534,000 in net sales for the fourth quarter of 2013.) The increase in net sales was due to an increase in the number of units sold as well as the average selling price per boat, as well as higher parts and accessories sales.

Gross profit for the quarter was $7,655,000, a 38.2 percent increase compared to gross profit of $5,538,000 in the prior year.  Gross profit as a percentage of net sales was 19.2 percent, compared to 16.2 percent of net sales in the prior year.  (The Company’s January 29, 2014 press release previously reported gross profit of $8,207,000, or 20.8 percent of net sales for the fourth quarter of 2013.)  As a percentage of net sales, gross profit increased due to higher production volumes and a favorable model mix during the quarter.

Operating profit for the quarter increased by 134.6 percent to $2,756,000 compared to $1,175,000 in the fourth quarter of last year due to higher gross profit, partially offset by higher selling, general and administrative expenses.  (The Company’s January 29, 2014 press release previously reported operating profit of $3,260,000 for the fourth quarter of 2013.)  Selling, general and administrative expenses increased by 12.3 percent to $4,899,000 in the fourth quarter of 2013 compared to $4,363,000 last year.  (The Company’s January 29, 2014 press release previously reported selling, general and administrative expenses of $4,947,000 for the fourth quarter of 2013.)  These expenses increased due to expenses which vary with sales and profitability, such as incentive compensation and sales commissions.  As a percentage of net sales, these expenses decreased slightly during the fourth quarter of 2013 compared to the fourth quarter of 2012.  Interest income was $114,000 during the fourth quarter of 2013, a decline of 58.1 percent compared to $272,000 during the fourth quarter of 2012.

Corrected Fourth Quarter and Year-End 2013 Financial Results

Net income for the quarter ended December 31, 2013 was $2,142,000, compared to net income of $1,064,000 for the fourth quarter of 2012.  (The Company’s January 29, 2014 press release previously reported net income for the fourth quarter of 2013 of $2,408,000.)  Diluted earnings per share were $0.06 in the fourth quarter of 2013 compared to $0.03 in the fourth quarter of last year. Diluted earnings per share during the fourth quarter of 2013 were unchanged from the amount the Company previously reported in its January 29, 2014 press release.

Net sales for the twelve months ended December 31, 2013 were $168,293,000, a 13.0 percent increase compared to the prior year.  (The Company’s January 29, 2014 press release previously reported $168,041,000 in net sales for 2013.)  Net income for the twelve months ended December 31, 2013 was $7,528,000, or $0.20 per diluted share, compared to net income of $6,979,000, or $0.19 per diluted share, in 2012.  (The Company’s January 29, 2014 press release previously reported net income of $7,794,000, or $0.21 per diluted share for 2013.)

Based on its review, management believes that the unaudited financial results disclosed today will be consistent with those that will be reflected in its Form 10-K for the 12 months ended December 31, 2013.  Marine Products Corporation anticipates that its Form 10-K for this period will be filed by March 14, 2014.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes.  In particular, such statements include, without limitation, the belief that the financial results disclosed in its Form 10-K for the 12 months ended December 31, 2013 will be consistent with those disclosed in today’s press release, that Marine Products Corporation will file its Form 10-K for the 12 months ended December 31, 2013 by March 14, 2014, that no additional accounting errors will be discovered which impact the results of any prior period, and that the Company is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  Additional discussion of factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in Marine Products’ Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2012.

Corrected Fourth Quarter and Year-End 2013 Financial Results

For information contact:

BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com

Corrected Fourth Quarter and Year-End 2013 Financial Results

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)
Periods ended December 31, (Unaudited)	Fourth Quarter				Twelve Months
	2013	2012	% BETTER (WORSE)	2013	2012	% BETTER (WORSE)
Net Sales	$39,786	$34,152	16.5%	$168,293	$148,950	13.0%
Cost of Goods Sold	32,131	28,614	(12.3)	138,480	121,746	(13.7)
Gross Profit	7,655	5,538	38.2	29,813	27,204	9.6
Selling, General and Administrative Expenses	4,899	4,363	(12.3)	20,307	18,443	(10.1)
Operating Profit	2,756	1,175	134.6	9,506	8,761	8.5
Interest Income	114	272	(58.1)	524	960	(45.4)
Income Before Income Taxes	2,870	1,447	98.3	10,030	9,721	3.2
Income Tax Provision	728	383	(90.1)	2,502	2,742	8.8
Net Income	$2,142	$1,064	101.3%	$7,528	$6,979	7.9%

EARNINGS PER SHARE
Basic	$0.06	$0.03	100.0%	$0.20	$0.19	5.3%
Diluted	$0.06	$0.03	100.0%	$0.20	$0.19	5.3%

AVERAGE SHARES OUTSTANDING
Basic	36,827	36,680		36,820	36,656
Diluted	37,237	36,820		37,144	36,804

Corrected Fourth Quarter and Year-End 2013 Financial Results

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
At December 31, (Unaudited)	(in thousands)
	2013	2012
ASSETS
Cash and cash equivalents	$5,114	$1,648
Marketable securities	5,639	1,150
Accounts receivable, net	2,021	1,794
Inventories	28,859	28,159
Income taxes receivable	692	394
Deferred income taxes	1,096	1,283
Prepaid expenses and other current assets	1,839	1,607
Total current assets	45,260	36,035
Property, plant and equipment, net	11,265	11,470
Goodwill	3,308	3,308
Other intangibles, net	465	465
Marketable securities	30,949	35,773
Deferred income taxes	3,177	3,531
Other assets	8,129	6,733
Total assets	$102,553	$97,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,569	$4,246
Accrued expenses and other liabilities	8,993	9,000
Total current liabilities	14,562	13,246
Long-term pension liabilities	6,420	6,232
Other long-term liabilities	88	90
Total liabilities	21,070	19,568
Common stock	3,810	3,782
Capital in excess of par value	3,583	2,417
Retained earnings	74,943	73,120
Accumulated other comprehensive loss	(853)	(1,572)
Total stockholders’ equity	81,483	77,747
Total liabilities and stockholders’ equity	$102,553	$97,315